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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this registration statement on Form S-4 of L-3 Communications Corporation and subsidiaries of our report dated February 19, 2002 relating to the financial statements of the Aircraft Integration Systems Business of Raytheon Company, which appears in such registration statement.

We also consent to the reference to us under the heading "Experts", which is part of this registration statement.




                                          /s/ PricewaterhouseCoopers LLP




Dallas, Texas
September 13, 2002